UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 14, 2014
ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
As previously reported by Enterprise Financial Services Corp, a Delaware corporation (“EFSC” or the “Company”) on a Form 8-K filed with the SEC on December 15, 2008, EFSC Capital Trust VIII, a Delaware statutory trust (the “Trust”), previously issued $25,000,000 of preferred securities in the Trust (the “Preferred Securities”) and the Company issued to the Trust $25,000,000 of its 9.00% Junior Subordinated Deferrable Interest Debentures due 2038 (the “Subordinated Debentures”). On March 14, 2014, at the election of the holder, the remaining $5,000,000 aggregate face amount of the Preferred Securities were converted into a like amount of Subordinated Debentures, which were exchanged into shares of Common Stock, equal to the aggregate face amount of Preferred Securities being exchanged divided by $17.37 (the “Conversion Price”). Upon such conversion, EFSC issued 287,852 shares of Company common stock at the Conversion Price to such holder. As a result of such conversion, there remain no outstanding Preferred Securities. The issuance of the Company's common stock in connection with the transaction is exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from the registration requirements of the Act provided by Section 3(a)(9) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	March 18, 2014	By:	/s/ Mark G. Ponder
Mark G. Ponder
Senior Vice President and Controller